EXHIBIT 11.1

                  ADVANCED HEALTH CORPORATION AND SUBSIDIARIES
                      (FORMERLY MED-E-SYSTEMS CORPORATION)
                             SUPPLEMENTAL NET LOSS
                          PER COMMON SHARE COMPUTATION

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                                                                               FOR THE THREE
                                                                                MONTH PERIOD
                                                                            ENDED MARCH 31, 1996
                                                                            --------------------
                                                                                (UNAUDITED)
CALCULATION OF SUPPLEMENTAL SHARES OUTSTANDING:
Debt to be repaid by offering proceeds...................................       $  1,500,000
Proceeds per share.......................................................              13.00
                                                                            --------------------
Additional shares assumed outstanding....................................            115,385
                                                                            --------------------
Additional weighted average common shares outstanding....................             41,843
Weighted average common shares outstanding...............................          4,482,333
                                                                            --------------------
Supplemental weighted average common shares outstanding..................          4,524,176
                                                                            --------------------
                                                                            --------------------

SUPPLEMENTAL NET LOSS PER SHARE:
Net loss.................................................................       $ (1,201,296)
Pro forma impact of use of proceeds on interest expense..................             10,000
                                                                            --------------------
Supplemental net income loss.............................................         (1,191,296)
Supplemental weighted average common shares outstanding..................          4,524,176
                                                                            --------------------
Supplemental net income loss per common share............................       $       (.26)
                                                                            --------------------
                                                                            --------------------
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